U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

Equus Total Return, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509	76-0345915
(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2006, the New York Stock Exchange (“NYSE”) notified Equus Total Return, Inc. (the “Fund”) that required information regarding the name of the presiding director at regularly scheduled executive sessions of non-management directors was not disclosed in the Fund’s proxy statement for the 2006 annual meeting of stockholders (the “Proxy Statement”). In response to such notification, the Fund is filing this Form 8-K.

Section 303A.03 of the NYSE Listed Company Manual requires most listed companies to disclose in their proxy statements either the name of the director chosen to preside at regularly scheduled executive sessions of non-management directors or the procedure by which a presiding director is chosen for such sessions.

Although the Fund disclosed in the Proxy Statement that its committee of independent directors met at regularly scheduled meetings and that the chair of the committee was Robert L. Knauss, the NYSE has indicated that the Fund should have specifically disclosed whether he presided at regularly scheduled executive sessions of the non-management directors.

The NYSE has advised the Fund that this deficiency may be cured by including the required disclosure in a Form 8-K filed with the Securities and Exchange Commission. Accordingly, the non-management directors of the Fund meet regularly in executive sessions without any members of management present and Robert L. Knauss presides at such sessions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS TOTAL RETURN, INC.

Dated: October 27, 2006	By:	/s/ HARRY O. NICODEMUS IV
Harry O. Nicodemus IV
Vice President and Chief Financial Officer

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